UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 9, 2009

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Amgen Inc.	91320-1799
One Amgen Center Drive	(Zip Code)
Thousand Oaks, CA
(Address of principal executive offices)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors.

On July 9, 2009, the Board of Directors (the “Board”) of Amgen Inc. (the “Company”) appointed Rebecca M. Henderson as a director of the Company, effective immediately. Dr. Henderson is currently on the faculty of the Harvard Business School. From 1988 to 2009, she was a Professor of Management at the Massachusetts Institute of Technology (MIT) Sloan School. She specializes in technology strategy and the broader strategic problems faced by firms in high technology industries. Dr. Henderson is a director of IDEXX Laboratories, Inc. Dr. Henderson will serve as a member of the Corporate Responsibility and Compliance Committee and Governance and Nominating Committee of the Board.

There are no transactions between Dr. Henderson (or any member of her immediate family) and the Company (or any of its subsidiaries) and there is no arrangement or understanding between Dr. Henderson and any other persons or entities pursuant to which Dr. Henderson was appointed as a director of the Company.

Upon her appointment to the Board, Dr. Henderson became entitled to a pro-rated portion of the non-employee directors’ compensation. To that end, Dr. Henderson is entitled to receive a pro-rated portion of the annual retainer of $55,000 and will receive $3,000 for each Board meeting she attends in person ($1,500 for telephonic attendance) and $1,500 for each committee meeting she attends in person ($750 for telephonic attendance). In accordance with the Company’s policy, Dr. Henderson will also be entitled to reimbursement of her expenses incurred in connection with attendance at Board and committee meetings and conferences with our senior management. In addition, Dr. Henderson will receive an inaugural grant of stock options to purchase 20,000 shares of the Company’s common stock, par value $.0001 (the “Common Stock”) on the date which is two business days after the release of the Company’s quarterly earnings for the second fiscal quarter of 2009. Further, under the provisions of the Company’s 2009 Director Equity Incentive Program and 2009 Equity Incentive Plan, non-employee directors receive an annual grant of restricted stock units with a grant date fair value of $100,000 (rounded down to the nearest whole number of shares of stock), measured by the closing market price of a share of Common Stock on the date of grant, and an annual grant of stock options to purchase 5,000 shares of the Common Stock. The exercise price of such stock options is 100% of the closing price of the Common Stock on the grant date. Pursuant to such director equity program, such stock options and restricted stock units vest (i) on the date of grant if the non-employee director has had three years of prior continuous service as a non-employee director, or (ii) one year from the date of grant if the non-employee director has had less than three years of prior continuous service as a non-employee director.

The full text of the press release announcing Dr. Henderson’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Document Description

99.1	Press release dated July 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date:	July 9, 2009	By:	/s/ David J. Scott
		Name:	David J. Scott
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press release dated July 9, 2009.